Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:	Corporation:	Investors and Media:
	TTM Technologies, Inc.	The Blueshirt Group
	Todd B. Schull, Chief Financial Officer	Lisa Laukkanen
	(714) 327-3000	415-217-4961
	investor@ttmtech.com	lisa@blueshirtgroup.com

TTM TECHNOLOGIES, INC. ANNOUNCES PRICING OF

$220 MILLION OF 1.75% CONVERTIBLE SENIOR NOTES DUE 2020

COSTA MESA, California – December 17, 2013 – TTM Technologies, Inc. (Nasdaq: TTMI) today announced the pricing of $220 million aggregate principal amount of 1.75% Convertible Senior Notes due 2020 in an underwritten public offering. The size of the transaction was increased from the previously announced aggregate principal amount of $150 million. The offering is being made pursuant to TTM’s effective shelf registration statement (including a prospectus) previously filed with the Securities and Exchange Commission (SEC) and a preliminary prospectus supplement related to the notes. J.P. Morgan Securities LLC and RBS Securities Inc. are acting as joint book-running managers for the offering. TTM has granted the underwriters a 30-day option to purchase up to an additional $30 million aggregate principal amount of the notes solely to cover over-allotments, if any. The offering is expected to close on December 20, 2013, subject to customary closing conditions.

Interest on the notes will be paid semiannually in arrears on June 15 and December 15 of each year at the rate of 1.75% per year, beginning on June 15, 2014. The notes will mature on December 15, 2020, unless repurchased or converted in accordance with their terms prior to such date. Prior to March 15, 2020, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of TTM’s common stock, cash, or a combination of cash and shares of TTM’s common stock, at TTM’s election. The conversion rate for the notes will initially be 103.7613 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $9.64 per share, and is subject to adjustment under the terms of the notes. This represents a premium of approximately 25% over the last reported sale price of TTM’s common stock on The NASDAQ Global Select Market on December 16, 2013. Holders of the notes may require TTM to repurchase the notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest, if any, upon the occurrence of a fundamental change.

TTM estimates that the net proceeds from the offering will be approximately $213.0 million (or approximately $242.2 million if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and TTM’s estimated offering expenses. TTM expects to use approximately $28.6 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions it entered into with certain financial institutions, including one or more of the underwriters or their respective affiliates (referred to as the option counterparties), after such cost is partially offset by proceeds that TTM expects to receive from the sale of the warrants pursuant to warrant transactions TTM entered into with the option counterparties, in each case, concurrently with the pricing of the offering. The convertible note hedge transactions are expected to reduce potential dilution to TTM’s common stock upon any conversion of notes and/or offset any cash payments TTM is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of TTM’s common stock exceeds the strike price of the warrants, which will initially be approximately $14.26 per share and which represents a premium of approximately 85% over the last reported sale price of TTM’s common stock on December 16, 2013.

TTM also intends to use approximately $136.1 million of the net proceeds from the offering to repurchase approximately $131.6 million aggregate principal amount of its outstanding 3.25% convertible senior notes due 2015 (referred to as the “2015 notes”) from holders of these notes in privately negotiated transactions, net of accrued interest. These repurchases could have the effect of increasing, or preventing a decline in, the price of TTM’s common stock concurrently with or following the pricing of the notes.

TTM intends to use the remaining net proceeds from the offering for general corporate purposes, which may include repayment of indebtedness, potential acquisitions, working capital, and capital expenditures.

If the underwriters exercise their over-allotment option, TTM may enter into additional warrant transactions with the option counterparties and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions with the option counterparties. TTM plans to use any remaining net proceeds from the sale of additional notes for general corporate purposes as described above.

TTM expects that, in connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to TTM’s common stock concurrently with or shortly after the pricing of the notes. This hedging activity could result in an increase, or prevent a decline, in the price of TTM’s common stock concurrently with or following the pricing of the notes.

In addition, TTM expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various hedging derivatives with respect to TTM’s common stock and/or purchasing or selling TTM’s common stock or other securities of TTM in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This hedging activity could also cause or avoid an increase or a decrease in the market price of TTM’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that holders of the notes will receive upon conversion of the notes.

In connection with any repurchase of a portion of TTM’s outstanding 2015 notes, TTM intends to terminate a corresponding portion of the convertible note hedge transactions entered into concurrently with the 2015 notes. Separately, TTM intends to terminate a corresponding portion of the warrant transactions entered into concurrently with the 2015 notes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer or sale of the notes in any state or jurisdiction in which the offer, solicitation, or sale of the notes would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction. Any offers, solicitations of offers to buy, or sales of the notes will only be made pursuant to the registration statement filed with and declared effective by the SEC, including a prospectus and related prospectus supplement, copies of which may be obtained by contacting J.P. Morgan Securities LLC at (866) 803-9204, or RBS Securities Inc. at (866) 884-2071.

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Safe Harbor Statement

This press release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and TTM intends that such forward-looking statements be subject to the safe harbor created thereby. Forward-looking statements are based on TTM’s current expectations and are subject to risks, uncertainties, and assumptions, including the risk that TTM may not complete the offering of the notes. Such forward-looking statements include, but are not limited to, statements regarding the anticipated use of proceeds of the offering. TTM cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in the price of TTM’s common stock, (b) TTM’s dependence upon the electronics industry, (c) contemplated significant capital expenditures and related financing requirements, (d) TTM’s dependence upon a small number of customers, (e) the unpredictability of and potential fluctuation in future revenues and operating results, (f) changes in the financial markets and investor sentiment, and (g) other risks as detailed in TTM’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” which can be found in TTM’s quarterly report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 4, 2013. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. TTM undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.